Exhibit 99.1

MPG Reports 2016 Results; Strong Cash Flow, Continued Strong EBITDA Margins

Southfield, Mich., February 24, 2017 - Metaldyne Performance Group Inc. (NYSE: MPG), a leading provider of highly-engineered components for use in powertrain and suspension applications for the global light, commercial and industrial vehicle markets, today reported the following financial results for its fourth quarter and full year ended December 31, 2016.

Financial Highlights:

	(In millions, except EPS)
	Quarter Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net sales	$647	$735	$2,791	$3,047

Net income attributable to stockholders	$17	$21	$96	$125

Diluted EPS attributable to stockholders	$0.24	$0.29	$1.39	$1.80

Net cash provided by operating activities	$122	118	$319	$330
Capital expenditures	49	58	195	226
Free Cash Flow	$73	60	$124	104

Adjusted EBITDA	$107	$123	$493	$538

Adjusted EBITDA Margin	16.5%	16.8%	17.7%	17.7%

Full Year 2016 Highlights:

•	Generated strong cash flow resulting in a net debt reduction of approximately $60 million after the following treasury and strategic actions:
o	Dividend payments of approximately $25 million
o	Share repurchases of approximately $30 million
o	The strategic acquisition of Brillion Iron Works for $14 million
•

Booked nearly $700 million of new business awards (based on peak sales), surpassing the original 2016 target of $400 million, resulting in a strong incremental net new business backlog of $443 million.

•	Declared a dividend of $0.0925 per share of common stock outstanding, payable on March 24, 2017 to stockholders of record as of March 10, 2017.

Commenting on the Company’s results, George Thanopoulos, Chief Executive Officer of MPG, stated, “We are very pleased with our 2016 results which reflect our ability to generate significant cash flow and strong margins.  Our cash flow allowed us to reinvest in the business in addition to increasing shareholder value through debt reduction, share repurchases and increased dividends in 2016.  These results also reflect our ability to drive value for our customers, who have rewarded us with significant new business awards, doubling our net new business backlog.”

Supplemental materials will be available at investors.mpgdriven.com.

About MPG:

MPG is a leading provider of highly-engineered components for use in powertrain and suspension applications for the global light, commercial and industrial vehicle markets. MPG produces these components using complex metal-forming manufacturing technologies and processes for a global customer base of vehicle OEMs and Tier I suppliers. MPG's metal-forming manufacturing technologies and processes include aluminum die casting, forging, iron casting and powder metal forming as well as advanced machining and assembly. Headquartered in Southfield, Michigan, MPG has a global footprint spanning 60 locations in 13 countries across North America, South America, Europe and Asia with approximately 12,000 employees. For more information, visit www.mpgdriven.com.

Cautionary Note Regarding Forward-Looking Statements:

This press release and any related statements contain certain “forward-looking statements” about MPG’s financial results and estimates and business prospects within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “projects,” “believes,” “seeks,” “targets,” “forecasts,” “estimates,” “will” or other words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business, prospects and financial performance; the industry outlook, our backlog and our 2016 financial guidance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory, and other factors and risks, among them being: volatility in the global economy impacting demand for new vehicles and our products; a decline in vehicle production levels, particularly with respect to platforms for which we are a significant supplier, or the financial distress of any of our major customers; cyclicality and seasonality in the light vehicle, industrial and commercial vehicle markets; our significant competition; our dependence on large-volume customers for current and future sales; a reduction in outsourcing by our customers, the loss or discontinuation of material production or programs, or a failure to secure sufficient alternative programs; our failure to offset continuing pressure from our customers to reduce our prices; our inability to realize all of the sales expected from awarded business or fully recover pre-production costs; our failure to increase production capacity or over-expanding our production in times of overcapacity; our reliance on key machinery and tooling to manufacture components for powertrain and safety-critical systems that cannot be easily replicated; program launch difficulties; a disruption in our supply or delivery chain which causes one or more of our customers to halt production; the damage to or termination of our relationships with key third-party suppliers; work stoppages or production limitations at one or more of our customer’s facilities; a catastrophic loss of one of our key manufacturing facilities; failure to protect our know-how and intellectual property; the disruption or harm to our business as a result of any acquisitions or joint ventures we make; a significant increase in the prices of raw materials and commodities we use; our failure to maintain our cost structure; the incurrence of significant costs if we close any of our manufacturing facilities; potential significant costs at our facility in Sandusky, Ohio; the incurrence of significant costs, liabilities, and obligations as a result of environmental requirements and other regulatory risks; extensive and growing governmental regulations; the incurrence of material costs related to legal proceedings; our inability to recruit and retain key personnel; any failure to maintain satisfactory labor relations; pension and other postretirement benefit obligations; risks related to our global operations; competitive threats posed by global operations and entering new markets; foreign exchange rate fluctuations; our substantial indebtedness; our inability, or the inability of our customers or our suppliers, to obtain and maintain sufficient debt financing, including working capital lines; our exposure to a number of different tax uncertainties; the mix of profits and losses in various jurisdictions adversely affecting our tax rate.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this press release and in our public filings, including under the heading “Risk Factors” in our filings that we make from time to time with the Securities and Exchange Commission. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Non-GAAP Financial Measures

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the additions and eliminations of certain income statement items, including (i) gains and losses on foreign currency and fixed assets and debt transaction expenses, (ii) stock-based compensation and other non-cash charges, (iii) sponsor management fees and other income and expense items that we consider to be not indicative of our ongoing operations, (iv) specified non-recurring items, and (v) other adjustments.

We believe Adjusted EBITDA is used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry. Management uses Adjusted EBITDA (i) as a measurement to compare our operating performance on a consistent basis, (ii) to calculate incentive compensation for our employees, (iii) for planning purposes, including the preparation of our internal annual operating budget, (iv) to evaluate the performance and effectiveness of our operational strategies and (v) to assess compliance with various metrics associated with our agreements governing our indebtedness. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating performance in the same manner as our management.

For a reconciliation of Adjusted EBITDA to income before tax, the most directly comparable measure determined under U.S. generally accepted accounting principles ("GAAP"), see "RECONCILIATION OF US GAAP INCOME BEFORE TAX TO ADJUSTED EBITDA AND ADJUSTED FREE CASH FLOW".

Adjusted Free Cash Flow

We define Adjusted Free Cash Flow as Adjusted EBITDA less capital expenditures. Capital expenditures are on an accrual basis of accounting and can be calculated by taking the capital expenditures found in the investing section of our condensed consolidated statements of cash flows and adjusting for the change in the period of the capital expenditures in accounts payables found in the supplemental cash flow information on our condensed consolidated statements of cash flows. We present Adjusted Free Cash Flow because our management considers it to be a useful, supplemental indicator of our performance. When measured over time, Adjusted Free Cash Flow provides supplemental information to investors concerning our results of operations and our ability to generate cash flows to satisfy mandatory debt service requirements and make other non-discretionary expenditures.

For a reconciliation of Adjusted Free Cash Flow to income before tax, the most directly comparable GAAP measure, see "RECONCILIATION OF US GAAP INCOME BEFORE TAX TO ADJUSTED EBITDA AND ADJUSTED FREE CASH FLOW".

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities, as stated on the Company’s condensed consolidated statement of cash flows, less capital expenditures, as stated on the Company’s condensed consolidated statement of cash flows.

Contacts

Investor Relations
David Gann
Vice President of Investor Relations and Communications
investors@mpgdriven.com
248-727-1829

METALDYNE PERFORMANCE GROUP INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions except per share data)

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$209.7	168.2
Receivables, net:
Trade	314.6	309.1
Other	34.8	35.4
Total receivables, net	349.4	344.5
Inventories	168.4	186.8
Prepaid expenses	11.5	15.0
Other assets	52.7	21.5
Total current assets	791.7	736.0
Property and equipment, net	831.6	786.0
Goodwill	907.7	907.7
Amortizable intangible assets, net	639.1	708.9
Deferred income taxes	7.4	1.7
Other assets	13.0	17.3
Total assets	$3,190.5	3,157.6
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$260.5	248.9
Accrued compensation	49.6	55.2
Accrued liabilities	77.1	66.8
Short-term debt	1.0	0.7
Current maturities, long-term debt and capital lease obligations	13.2	14.5
Total current liabilities	401.4	386.1
Long-term debt, less current maturities	1,809.2	1,827.1
Capital lease obligations, less current maturities	22.7	22.5
Deferred income taxes	223.7	231.3
Other long-term liabilities	54.3	51.6
Total liabilities	2,511.3	2,518.6
Stockholders’ equity:
Common Stock: par value of $0.001 per share, 400 authorized, and 67.6 and 67.9 issued and outstanding, respectively	0.1	0.1
Common stock held in treasury, at cost: 1.9 and zero shares, respectively	(29.5)	—
Paid-in capital	880.7	856.2
Accumulated deficit	(92.0)	(162.9)
Accumulated other comprehensive loss	(83.5)	(57.3)
Total equity attributable to stockholders	675.8	636.1
Noncontrolling interest	3.4	2.9
Total stockholders’ equity	679.2	639.0
Total liabilities and stockholders’ equity	$3,190.5	3,157.6

METALDYNE PERFORMANCE GROUP INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net sales	$646.6	735.3	$2,790.7	3,047.3
Cost of sales	550.6	616.1	2,321.5	2,531.3
Gross profit	96.0	119.2	469.2	516.0
Selling, general and administrative expenses	65.3	70.8	242.3	249.6
Operating profit	30.7	48.4	226.9	266.4
Interest expense, net	25.4	27.0	103.5	107.5
Loss on debt extinguishment	—	—	—	0.4
Other, net	(22.6)	(7.2)	(11.9)	(15.4)
Other expense, net	2.8	19.8	91.6	92.5
Income before tax	27.9	28.6	135.3	173.9
Income tax expense (benefit)	11.1	7.8	38.4	48.1
Net income	16.8	20.8	96.9	125.8
Income attributable to noncontrolling interest	0.2	0.1	0.6	0.4
Net income attributable to stockholders	$16.6	20.7	$96.3	125.4

Basic weighted average shares outstanding	67.1	67.7	67.5	67.3
Diluted weighted average shares outstanding	69.2	70.0	69.3	69.7

Net income per share attributable to stockholders
Basic	$0.25	0.30	$1.43	1.86
Diluted	0.24	0.29	1.39	1.80

METALDYNE PERFORMANCE GROUP INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$96.9	125.8
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	221.3	229.8
Debt fee amortization	3.4	3.2
Loss on debt extinguishment	—	0.4
Goodwill impairment	—	—
Loss on fixed asset dispositions	5.3	2.8
Deferred income taxes	(12.5)	(14.8)
Recognition of deferred revenue	—	(0.8)
Noncash interest expense	1.1	1.1
Stock-based compensation expense	17.5	27.7
Foreign currency adjustment	(10.2)	(11.2)
Other	1.7	6.3
Changes in assets and liabilities:
Receivables, net	(2.7)	(5.8)
Inventories	17.0	12.0
Prepaid expenses and other assets	(27.1)	(10.3)
Accounts payable, accrued liabilities and accrued compensation	7.1	(28.5)
Long-term assets and liabilities, other	(0.2)	(7.7)
Net cash provided by operating activities	318.6	330.0
Cash flows from investing activities:
Capital expenditures	(194.5)	(226.3)
Proceeds from sale of fixed assets	0.5	4.0
Capitalized patent costs	(0.2)	(0.4)
Acquisition of business, net of cash acquired	(14.0)	—
Net cash used for investing activities	(208.2)	(222.7)
Cash flows from financing activities:
Cash dividends	(25.1)	(18.2)
Other stock activity	—	—
Purchases of treasury stock	(29.5)	—
Proceeds from stock issuance	9.3	3.0
Excess tax benefit on stock-based compensation	2.6	1.9
Cash settlement of equity awards	(4.9)	(3.6)
Borrowings of short-term debt	—	14.3
Repayments of short-term debt	—	(14.6)
Proceeds of long-term debt	—	1,326.6
Principal payments of long-term debt	(13.2)	(1,391.8)
Payment of debt issue costs	—	(0.1)
Proceeds of other debt	1.1	1.4
Principal payments of other debt	(2.5)	(5.0)
Payment of offering related costs	—	(0.1)
Net cash provided by (used for) financing activities	(62.2)	(86.2)
Effect of exchange rates	(6.7)	(9.4)
Net increase in cash and cash equivalents	$41.5	11.7
Cash and cash equivalents:
Cash and cash equivalents, beginning of year	$168.2	156.5
Net increase in cash and cash equivalents	41.5	11.7
Cash and cash equivalents, end of year	$209.7	168.2
Supplementary cash flow information:
Cash paid for income taxes, net	$59.4	67.6
Cash paid for interest	99.4	102.6
Noncash transactions:
Capital expenditures in accounts payables	31.8	29.5
Dividends on restricted stock awards, not yet paid	0.6	0.3

RECONCILIATION OF US GAAP INCOME BEFORE TAX TO ADJUSTED

EBITDA AND ADJUSTED FREE CASH FLOW

(In millions)

	Quarter Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Income before tax	$27.9	28.6	$135.3	$173.9

Addbacks to Arrive at Unadjusted EBITDA
Interest expense, net	25.4	27.0	103.5	107.5
Depreciation and amortization	55.7	57.7	221.3	229.8
Unadjusted EBITDA	$109.0	113.3	$460.1	511.2

Adjustments to Arrive at Adjusted EBITDA
Loss (gain) on foreign currency	(23.4)	(8.5)	(14.6)	(20.2)
Loss on fixed assets	2.7	0.9	5.3	2.8
Loss on debt extinguishment	0.0	—	—	0.4
Debt transaction expenses	—	—	—	1.7
Stock-based compensation expense	4.9	12.3	17.5	27.7
Non-recurring acquisition and purchase accounting items	6.2	1.6	8.2	3.0
Non-recurring operational items (1)	7.2	3.6	16.5	11.6
Adjusted EBITDA	$106.6	123.2	$493.0	538.2

Capital expenditures	64.1	70.6	196.8	219.6
Adjusted Free Cash Flow	$42.5	52.6	$296.2	318.6

(1)	Included in non-recurring operational items are impairment charges and exit costs associated with the closing of certain facilities